UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

FTC Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Quarry Oaks II Building, Austin, Texas		78759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 481-4271

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

Lincoln Park Capital Purchase Agreement

On August 4, 2026, FTC Solar, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase, at the Company’s direction from time to time, up to an aggregate of $20.0 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in the Purchase Agreement. The Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Agreements”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale by Lincoln Park of the shares of Common Stock that have been and may be issued and sold to Lincoln Park under the Purchase Agreement, including the commitment shares described below, and to take such other actions as are reasonably necessary to maintain the effectiveness of such registration statement as provided in the Registration Rights Agreement.

Under the terms of the Purchase Agreement, from and after the date on which the conditions to Lincoln Park’s purchase obligations have been satisfied, including that the registration statement described above is declared effective by the SEC and a final prospectus is filed with the SEC (the “Commencement Date”), the Company will have the right, but not the obligation, in its sole discretion to direct Lincoln Park to purchase shares of Common Stock from time to time over a period of up to 24 months for aggregate gross proceeds to the Company of up to $20.0 million, subject to certain limitations contained in the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock, but Lincoln Park is obligated to make purchases of Common Stock from the Company as directed by the Company in accordance with the Purchase Agreement.

From and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is not less than $1.00 per share, the Company may, by written notice, direct Lincoln Park to purchase up to 20,000 shares of Common Stock (a “Regular Purchase”), which amount may be increased to up to 30,000 shares of Common Stock if the closing sale price is not below $2.00 per share, up to 40,000 shares of Common Stock if the closing sale price is not below $3.00 per share of Common Stock, and up to 50,000 shares if the closing sale price is not below $4.00 per share of Common Stock, in each case subject to a maximum dollar amount of $1,000,000 per Regular Purchase. The purchase price per share for each Regular Purchase will be equal to 97% of the lower of (i) the lowest sale price of the Common Stock on the applicable purchase date and (ii) the average of the three lowest closing sale prices of the Common Stock during the ten consecutive business days immediately preceding the applicable purchase date. Regular Purchases may be effected as frequently as each business day after the close of trading so that the applicable purchase price is fixed and known at the time the Company elects to sell shares to Lincoln Park.

In addition, if the Company directs Lincoln Park to purchase the maximum number of shares permitted in a Regular Purchase on an applicable purchase date, then, in addition to such Regular Purchase and subject to the satisfaction of certain conditions and limitations set forth in the Purchase Agreement, the Company may also direct Lincoln Park to purchase additional shares of Common Stock in an accelerated purchase (an “Accelerated Purchase”) on the following business day. For an Accelerated Purchase, Lincoln Park will purchase the lesser of (i) three times the regular purchase share limit for the corresponding Regular Purchase and (ii) 30% of the trading volume on the Accelerated Purchase date as specified in the Purchase Agreement, at a purchase price per share equal to the lower of 97% of (x) the closing sale price on the Accelerated Purchase date and (y) the volume-weighted average price during the measurement period specified in the Purchase Agreement for such date. Subject to satisfaction of the applicable conditions, the Company may direct multiple Accelerated Purchases in a single trading day.

The Purchase Agreement contains customary terms, conditions, representations and warranties, and indemnification obligations of the parties. The Company may terminate the Purchase Agreement at any time after the Commencement Date, for any reason or no reason, upon one business day’s prior written notice to Lincoln Park, at no cost or penalty. Following the Commencement Date, upon the occurrence of specified suspension events described in the Purchase Agreement, including, among others, the unavailability of the registration statement for resales, trading suspensions, certain breaches of representations or covenants having or reasonably likely to have a material adverse effect, and certain listing or eligibility events, the Company will not be permitted to direct Lincoln Park to purchase shares until the applicable suspension event is cured or waived; provided that Lincoln Park does not have the right to terminate the Purchase Agreement as a result of any such suspension event. In addition, the Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if such shares, when aggregated with all other shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park beneficially owning more than 4.99% of the outstanding shares of Common Stock, which beneficial ownership cap may be increased by Lincoln Park to up to 9.99% upon 61 days’ prior written notice to the Company.

As consideration for Lincoln Park’s commitment to purchase shares under the Purchase Agreement, on the date of the Purchase Agreement the Company issued to Lincoln Park 60,145 shares of Common Stock (the “Commitment Shares”).

Lincoln Park has agreed that it will not engage in or effect, directly or indirectly, any short sales of or hedging transactions that establish a net short position in the Common Stock at any time. The Agreements do not contain financial or business covenants, limitations on the use of proceeds or rights of first refusal or participation rights. The Purchase Agreement prohibits the Company from entering into another equity line of credit or substantially similar arrangement during the 24-month term of the Purchase Agreement; however, the Company may enter into or maintain an at-the-market offering program with a registered broker-dealer.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such Agreements were made only for purposes of such Agreements and as of specific dates, were solely for the benefit of the parties to such Agreements and may be subject to limitations agreed upon by the contracting parties.

Credit Agreement Limited Waiver

On August 4, 2026, the Company and Acquiom Agency Services LLC, as administrative agent for the lenders (the “Agent”), entered into a Limited Waiver and Limited Consent to Credit Agreement (the “Waiver”) relating to the Credit Agreement, dated as of July 2, 2025, among the Company, the Agent and the lenders (the “Lenders”) party thereto (as amended by the First Amendment to Credit Agreement, dated November 11, 2025, and the Second Amendment and Limited Waiver to Credit Agreement, dated March 23, 2026, and as otherwise amended, restated, supplemented or modified, the “Credit Agreement”). Pursuant to the Waiver, the Lenders provided waivers relating to the Company’s noncompliance with the minimum unrestricted cash requirement and minimum direct tracker margin requirement under the Credit Agreement for the fiscal quarter ended June 30, 2026. Additionally, pursuant to the Waiver, the Lenders consent to the payoff of, and the Company undertook to deliver certain payoff letters relating to, the seller notes issued in connection with the Company's acquisition of the outstanding equity of Alpha Steel.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2026, the Company issued a press release regarding its financial results for the second quarter ended June 30, 2026. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under this Item 2.02 and Exhibit 99.1 furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures and information set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement Limited Waiver” are incorporated by reference herein in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures and information set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Lincoln Park Capital Purchase Agreement” are incorporated by reference herein in its entirety.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Commitment Shares were issued and the purchase shares issuable pursuant to the Purchase Agreement will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated August 4, 2026, by and between FTC Solar, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated August 4, 2026, by and between FTC Solar, Inc. and Lincoln Park Capital Fund, LLC
10.3

Limited Waiver and Limited Consent to Credit Agreement, dated August 4, 2026, by and among FTC Solar, Inc., Acquiom Agency Services LLC, as administrative agent for the Lenders, and the other parties thereto

99.1	Press release by FTC Solar, Inc. dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

Date:	August 5, 2026	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer